Exhibit 99.1

SAFETY ANNOUNCES THIRD QUARTER 2020 RESULTS AND DECLARES FOURTH QUARTER 2020 DIVIDEND

Boston, Massachusetts, November 4, 2020. Safety Insurance Group, Inc. (NASDAQ:SAFT) (“the Company”) today reported third quarter 2020 results. Net income for the quarter ended September 30, 2020 was $44.7 million, or $2.96 per diluted share, compared to net income of $15.6 million, or $1.01 per diluted share, for the comparable 2019 period. Net income for the nine months ended September 30, 2020 was $85.2 million, or $5.58 per diluted share, compared to net income of $71.5 million, or $4.64 per diluted share, for the comparable 2019 period. Non-generally accepted accounting principles (“non-GAAP”) operating income, as defined below, for the quarter ended September 30, 2020 was $2.53 per diluted share, compared to $0.98 per diluted share, for the comparable 2019 period. Non-GAAP operating income for the nine months ended September 30, 2020 was $6.02 per diluted share, compared to $3.80 per diluted share, for the comparable 2019 period.

Safety’s book value per share increased to $56.26 at September 30, 2020 from $52.55 at December 31, 2019, primarily as a result of net income and an increase in unrealized gains, partially offset by dividends paid and the purchase of treasury shares during the nine months ended September 30, 2020. During the three and nine months ended September 30, 2020 the Company purchased 249,754 and 551,598 shares, respectively, on the open market at a cost of $17.9 million and $40.0 million, respectively. Safety paid $0.90 per share in dividends to investors during each of the quarters ended September 30, 2020 and 2019, respectively. Safety paid $3.40 per share in dividends to investors during the year ended December 31, 2019.

Beginning in March 2020, the global pandemic associated with the novel coronavirus COVID-19 (“COVID-19”) and related economic conditions caused significant economic effects including temporary closures of many businesses and reduced consumer activity due to shelter-in-place, stay-at-home and other governmental actions. The Company has continued to take many actions that address the health and well-being of our employees while still serving the needs of our agents and insureds.

Direct written premiums for the quarter ended September 30, 2020 decreased by $12.3 million, or 5.5%, to $213.4 million from $225.7 million for the comparable 2019 period. Direct written premiums for the nine months ended September 30, 2020 decreased by $46.6 million, or 7.0% to $616.1 million from $662.7 million for the comparable 2019 period. The 2020 decrease is attributable to our commercial automobile line of business and is a result of changes made by Commonwealth Automobile Reinsurers (“CAR”) to eligibility requirements which impacted the number of policies that we handle as a Servicing Carrier to the ceded pool. This resulted in a commensurate decrease in ceded written premium to and assumed from these programs. The decrease for the nine months ended September 30, 2020 also reflects the Safety Personal Auto Relief Credit, a 15% policyholder credit, representing $17.7 million in total premium which was applied to personal auto policies for the months of April, May and June.

Net written premiums for the quarter ended September 30, 2020 decreased by $5.9 million, or 2.8%, to $205.7 million from $211.6 million for the comparable 2019 period. Net written premiums for the nine months ended September 30, 2020 decreased by $26.3 million, or 4.3%, to $592.5 million from $618.8 million for the comparable 2019 period. Net earned premiums for the quarter ended September 30, 2020 decreased by $3.6 million, or 1.8%, to $194.8 million from $198.4 million for the comparable 2019 period. Net earned premiums for the nine months ended September 30, 2020 decreased by $14.6 million, or 2.5%, to $574.7 million from

$589.3 million for the comparable 2019 period. The decreases in both periods are a result of the decrease in direct written premiums as described above.

The pandemic has resulted in fewer cars on the road, resulting in a decrease in frequency of claims, primarily in our private passenger automobile line of business. As a result, for the quarter ended September 30, 2020, loss and loss adjustment expenses incurred decreased by $37.9 million, or 28.1%, to $97.1 million from $135.0 million for the comparable 2019 period. For the nine months ended September 30, 2020, loss and loss adjustment expenses incurred decreased by $74.6 million, or 19.5%, to $308.8 million from $383.4 million for the comparable 2019 period. Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the quarter ended September 30, 2020 were 49.8%, 35.2%, and 85.0%, respectively, compared to 68.0%, 30.7%, and 98.7%, respectively, for the comparable 2019 period. Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the nine months ended September 30, 2020 were 53.7%, 34.0%, and 87.7%, respectively, compared to 65.1%, 30.9%, and 96.0%, respectively, for the comparable 2019 period. Total prior year favorable development included in the pre-tax results for the quarter ended September 30, 2020 was $15.3 million compared to $3.2 million for the comparable 2019 period. The prior year favorable development for the three months ended September 30, 2019 reflects adverse development on a settlement involving a liability claim that sought to recover extra-contractual damages against one of our personal umbrella policyholders. Total prior year favorable development included in the pre-tax results for the nine months ended September 30, 2020 was $34.6 million compared to $25.5 million for the comparable 2019 period.

The increase in the expense ratios in the respective periods is driven by an increase in contingent commission expense as well as costs associated with various system modernization in our claims, billing and underwriting areas and a reduction in certain expense allowances offered under the Servicing Carrier program that have decreased with the related written premium as noted above.

Net investment income for the quarter ended September 30, 2020 decreased by $2.2 million, or 18.7%, to $9.7 million from $11.9 million for the comparable 2019 period. Net investment income for the nine months ended September 30, 2020 decreased by $4.0 million, or 11.5%, to $30.3 million from $34.3 million for the comparable 2019 period. The decreases in both periods is a result of lower floating yields on our bank loan portfolio, lower interest income on our partnership investments and fixed maturity amortization resulting from prepayment activity on certain residential mortgage-backed securities. Net effective annualized yield on the investment portfolio for the quarter ended September 30, 2020 was 2.8% compared to 3.5% for the comparable 2019 period. Net effective annualized yield on the investment portfolio for the nine months ended September 30, 2020 was 2.9% compared to 3.4% for the comparable 2019 period. Our duration on fixed maturities was 3.2 years at September 30, 2020 compared to 3.3 years at December 31, 2019.

On November 4, 2020, our Board of Directors approved a $0.90 per share quarterly cash dividend on its issued and outstanding common stock payable on December 15, 2020 to shareholders of record at the close of business on December 1, 2020.

Non-GAAP Measures

Management has included certain non-GAAP financial measures in presenting the Company’s results. Management believes that these non-GAAP measures better explain the Company’s results of operations and allow for a more complete understanding of the underlying trends in the Company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Non-GAAP operating income and non-GAAP operating income per diluted share consist of our GAAP net income adjusted by the net realized gains (losses) on investments, net impairment losses on investments, change in net unrealized gains on equity investments, credit loss benefit (expense) and taxes related thereto. For the quarter ended September 30, 2020, an increase of $7.5 million for the change in unrealized gains on equity securities was recognized within income before income taxes, compared to a decrease of $0.4 million recognized in the comparable 2019 period. For the nine months ended September 30, 2020, a decrease of $5.6 million for the change in unrealized gains on equity securities was recognized in income before income taxes, compared to an increase of $15.2 million recognized in the comparable 2019 period. Net income and earnings per diluted share are the GAAP financial measures that are most directly comparable to non-GAAP operating income and non-GAAP operating income per diluted share, respectively. A reconciliation of the GAAP financial measures to these non-GAAP measures is included in the financial highlights below.

About Safety: Safety Insurance Group, Inc., based in Boston, MA, is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, and Safety Property and Casualty Insurance Company. Operating exclusively in Massachusetts, New Hampshire, and Maine, Safety is a leading writer of property and casualty insurance products, including private passenger automobile, commercial automobile, homeowners, dwelling fire, umbrella and business owner policies.

Additional Information: Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com. Safety filed its December 31, 2019 Form 10-K with the SEC on February 28, 2020 and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.

Office of Investor Relations

877-951-2522

InvestorRelations@SafetyInsurance.com

Cautionary Statement under "Safe Harbor" Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements. These factors include but are not limited to:

●	The competitive nature of our industry and the possible adverse effects of such competition;
●	Conditions for business operations and restrictive regulations in Massachusetts;
●	The possibility of losses due to claims resulting from severe weather;
●	The possibility that the Commissioner of Insurance may approve future Rule changes that change the operation of the residual market;
●	Our possible need for and availability of additional financing, and our dependence on strategic relationships, among others;
●	The effects of emerging claim and coverage issues on the Company’s business are uncertain, and court decisions or legislative or regulatory changes that take place after the Company issues its policies, including those taken in response to COVID-19 (such as requiring insurers to cover business interruption claims irrespective of terms or other conditions included in the policies that would otherwise preclude coverage), can result in an unexpected increase in the number of claims and have a material adverse impact on the Company's results of operations;
●	The impact of COVID-19 and related risks, including on the Company's employees, agents or other key partners, could materially affect the Company's results of operations, financial position and/or liquidity; and
●	Other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2019 filed with the SEC on February 28, 2020.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise. You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	September 30,	December 31,
	2020	2019
	(Unaudited)
Assets
Investments:
Fixed maturities, available for sale, at fair value (amortized cost: $1,166,780 and $1,192,357, allowance for expected credit losses of $2,289 at September 30, 2020)	$1,225,157	$1,228,040
Equity securities, at fair value (cost: $171,363 and $151,121)	192,240	177,637
Other invested assets	42,603	37,278
Total investments	1,460,000	1,442,955
Cash and cash equivalents	59,749	44,407
Accounts receivable, net of allowance for credit losses of $959 at September 30, 2020	193,967	193,369
Receivable for securities sold	862	1,784
Accrued investment income	9,144	8,404
Taxes recoverable	—	1,003
Receivable from reinsurers related to paid loss and loss adjustment expenses	17,880	11,319
Receivable from reinsurers related to unpaid loss and loss adjustment expenses	107,783	122,372
Ceded unearned premiums	22,309	35,182
Deferred policy acquisition costs	79,779	74,287
Equity and deposits in pools	37,265	29,791
Operating lease right-of-use-assets	32,004	33,998
Other assets	26,368	23,798
Total assets	$2,047,110	$2,022,669

Liabilities
Loss and loss adjustment expense reserves	$586,489	$610,566
Unearned premium reserves	447,157	442,219
Accounts payable and accrued liabilities	71,315	75,016
Payable for securities purchased	11,756	6,377
Payable to reinsurers	19,335	12,911
Deferred income taxes	8,886	5,717
Taxes payable	160	—
Debt	30,000	—
Operating lease liabilities	32,004	33,998
Other liabilities	2,157	27,459
Total liabilities	1,209,259	1,214,263

Shareholders’ equity
Common stock: $0.01 par value; 30,000,000 shares authorized; 17,724,866 and 17,662,779 shares issued	178	177
Additional paid-in capital	208,113	202,321
Accumulated other comprehensive income, net of taxes	47,925	28,190
Retained earnings	705,469	661,553
Treasury stock, at cost: 2,831,168 and 2,279,570 shares	(123,834)	(83,835)
Total shareholders’ equity	837,851	808,406
Total liabilities and shareholders’ equity	$2,047,110	$2,022,669

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net earned premiums	$194,843	$198,410	$574,640	$589,327
Net investment income	9,718	11,947	30,344	34,272
Earnings (losses) from partnership investments	4,699	(139)	2,589	1,431
Net realized gains (losses) on investments	669	1,194	(683)	1,513
Change in net unrealized gains on equity investments	7,521	(387)	(5,639)	15,168
Net impairment losses on investments (a)	—	(123)	—	(397)
Credit loss benefit (expense)	182	—	(2,289)	—
Finance and other service income	4,768	4,371	12,252	12,540
Total revenue	222,400	215,273	611,214	653,854

Losses and loss adjustment expenses	97,054	134,966	308,774	383,386
Underwriting, operating and related expenses	68,596	60,845	195,192	182,187
Interest expense	131	22	308	67
Total expenses	165,781	195,833	504,274	565,640

Income before income taxes	56,619	19,440	106,940	88,214
Income tax expense	11,877	3,821	21,694	16,715
Net income	$44,742	$15,619	$85,246	$71,499

Earnings per weighted average common share:
Basic	$2.99	$1.02	$5.62	$4.68
Diluted	$2.96	$1.01	$5.58	$4.64

Cash dividends paid per common share	$0.90	$0.90	$2.70	$2.50

Number of shares used in computing earnings per share:
Basic	14,907,809	15,220,902	15,085,914	15,194,469
Diluted	15,030,277	15,360,908	15,204,155	15,337,331

(a) No portion of the other-than-temporary impairments recognized in the period indicated were included in Other Comprehensive Income for the period ended September 30, 2019.

Reconciliation of Net Income to Non-GAAP Operating Income

Net income	$44,742	$15,619	$85,246	$71,499
Exclusions from net income:
Net realized (gains) losses on investments	(669)	(1,194)	683	(1,513)
Change in net unrealized gains on equity investments	(7,521)	387	5,639	(15,168)
Net impairment losses on investments	-	123	-	397
Credit loss (benefit) expense	(182)	-	2,289	-
Income tax expense (benefit) on exclusions from net income	1,758	144	(1,808)	3,420
Non-GAAP operating income	$38,128	$15,079	$92,049	$58,635

Net income per diluted share	$2.96	$1.01	$5.58	$4.64
Exclusions from net income:
Net realized (gains) losses on investments	(0.04)	(0.08)	0.04	(0.10)
Change in net unrealized gains on equity investments	(0.50)	0.03	0.37	(0.99)
Net impairment losses on investments	-	0.01	-	0.03
Credit loss (benefit) expense	(0.01)	-	0.15	-
Income tax expense (benefit) on exclusions from net income	0.12	0.01	(0.12)	0.22
Non-GAAP operating income per diluted share	$2.53	$0.98	$6.02	$3.80

Safety Insurance Group, Inc. and Subsidiaries

Additional Premium Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Written Premiums
Direct	$213,438	$225,751	$616,085	$662,733
Assumed	5,675	7,473	20,781	23,893
Ceded	(13,355)	(21,628)	(44,414)	(67,807)
Net written premiums	$205,758	$211,596	$592,452	$618,819

Earned Premiums
Direct	$205,421	$213,619	$608,517	$631,261
Assumed	6,542	7,214	23,411	24,742
Ceded	(17,120)	(22,423)	(57,288)	(66,676)
Net earned premiums	$194,843	$198,410	$574,640	$589,327